Exhibit 99.1

VYYO SECURES ADDITIONAL FUNDING

FROM GOLDMAN, SACHS & CO.

Includes $17.5 million in new financing

plus $17.5 million to refinance existing debt

NORCROSS, GA (March 28, 2007) — Vyyo Inc. (NASDAQ: VYYO), a supplier of broadband access equipment for cable system operators, announced today an investment from Goldman, Sachs & Co., an existing investor in Vyyo. The transaction, to be closed within the week, will result in $17.5 million in new funding and an additional $17.5 million to pay off the aggregate of notes issued to Goldman Sachs in 2006. The total financing of $35 million consists of a five-year unsecured note convertible into Vyyo common stock at $10 per share, a premium of 34% over the closing price of Vyyo’s common stock on March 27th. The convertible note will bear a 5% annual interest rate.

Vyyo will utilize the funding to accelerate deployment of its spectrum overlay and business services solutions for the cable industry. Vyyo greatly expands the raw bandwidth of existing cable network infrastructures at a fraction of the cost of fiber, enabling operators to meet current and future bandwidth demands today to capitalize on the lucrative commercial and residential services markets.

The announcement follows two key events for Vyyo: Its selection as a vendor partner by StarHub, which passes one million homes in Singapore; and the announcement that prominent cable executives Jim Chiddix and Wayne Davis have joined the company as vice-chairman and CEO, respectively.

“Creating bandwidth, particularly for business services opportunities, has become increasingly important for cable system operators,” said Davis. “The cable industry is looking for solutions that can enable the delivery of advanced business and residential services, without stranding their existing investment in HFC networks.”

 “We believe that this investment by Goldman Sachs is yet another indicator of the timeliness and value of our solutions, and the significant market opportunity for companies like ours that can help cable operators increase bandwidth,” said Davidi Gilo, chairman of Vyyo. “Like StarHub and our recent management additions, Goldman Sachs has chosen to throw its support behind Vyyo, based on its assessment of our technology and the cable industry’s needs.”

About Vyyo Inc.

Vyyo products designed for use by cable television operators include spectrum overlay solutions designed to expand cable operators’ typical HFC (hybrid-fiber coax) network capacity in the “last mile” and business services solutions that can help operators meet the needs of small/medium-sized enterprises using existing cable plant. Spectrum overlay increases bandwidth by up to 2x in the downstream and 4x or more in the upstream, addressing requirements for advanced residential and business services.  For more information, please visit www.vyyo.com.

Safe Harbor Statement

Consummation of the transaction described above is subject to a number of customary closing conditions. Statements made in this press release relating to the future, including those related to our use of the proceeds from such transaction in helping us accelerate deployment of our spectrum overlay and business services solutions for the cable industry and the opportunities created for our customers given our ability to provide spectrum overlay solutions and dramatically increase upstream and downstream bandwidth, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our business and results of operations to differ materially from those expressed or implied by such forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include among others: our ability to close the transaction as contemplated or at all; whether we will be able to accelerate the movement from development stage to deployment and establish meaningful commercial relationships with cable system operators; the current limited visibility available in the telecommunications and broadband access equipment markets; the willingness and ability of operators to adopt our new technology and apply it in a manner that meets customer demands; our ability to produce and distribute our spectrum overlay and T1 solutions in the quantities, and with the quality control, desired by the market; and other risks set forth in our annual report on Form 10-K for the year ended December 31, 2005, our quarterly reports on Form 10-Q and other reports filed by us with the Securities and Exchange Commission from time to time. We assume no duty to update these statements.

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE FUNDING DESCRIBED ABOVE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT

TO AN EXEMPTION FROM REGISTRATION. THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN OFFER TO BUY ANY OF THE SECURITIES REFERENCED ABOVE. AS THE OFFERING IS FULLY SUBSCRIBED, NO ADDITIONAL OFFERS MAY BE ACCEPTED NOR WILL ADDITIONAL SECURITIES BE SOLD.

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PRESS: Paul Schneider Paul Schneider Public Relations, Inc. (w) 215.702.9784 (m) 215.817.4384 pspr@att.net	INVESTORS: Walt Ungerer VP, Corporate Communications Vyyo Inc. 678.488.0468 ir@vyyo.com